SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                     Date of Report (Date of earliest Event
                           Reported): August 17, 1999


       VANDERBILT MORTGAGE AND FINANCE, INC. (as seller and servicer under the Pooling and Servicing Agreement, dated as of July 26, 1999, providing for the issuance of the Vanderbilt Mortgage and Finance, Inc., Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999C).

                              CLAYTON HOMES, INC.
                     VANDERBILT MORTGAGE AND FINANCE, INC.
             (Exact name of registrant as specified in its charter)


  Clayton Homes, Inc. - Del.
  Vanderbilt - Tennessee                333-75405             62-0997810
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                File Number)         Identification No.)



500 Alcoa Trail
Maryville, Tennessee                                       37804
(Address of Principal                                      (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code (423) 380-3000




Former Address:





Item 5.  Other Events

Filing of Computational Materials.

         In connection with the offering of the Vanderbilt Mortgage and Finance, Inc. ("Vanderbilt") Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999C, Prudential Securities Incorporated and Morgan Stanley & Co. Incorporated, as the underwriters of the Certificates (the "Underwriters") have provided certain materials (the "Computational Materials") for distribution to its potential investors. Although the Company provided the Underwriters with certain information regarding the characteristics of the Contracts in the related portfolio, it did not participate in the preparation of the Computational Materials.

         For purposes of this Form 8-K, Computational Materials shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Contracts; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials provided by Prudential Securities Incorporated and Morgan Stanley & Co. Incorporated are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 7.  Financial Statements, Pro Forma Financial

            Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

          99.1   Computational Materials - Prudential Securities Incorporated

          99.2   Computational Materials - Morgan Stanley & Co. Incorporated

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

VANDERBILT MORTGAGE AND FINANCE, INC.



By  /s/ Paul Nichols
    Name: Paul Nichols
    Title: Assistant Secretary



CLAYTON HOMES, INC.



By  /s/ Amber Krupacs
    Name: Amber Krupacs
    Title: Vice President and Secretary


Dated:  August 17, 1999

                                 Exhibit Index



Exhibit                                                                Page

99.1     Computational Material, Prudential Securities Incorporated

99.2     Computational Materials, Morgan Stanley & Co. Incorporated